                                                                     Exhibit 4.7


    NUMBER                                                                         UNITS

                       NORTH ATLANTIC ACQUISITION CORP.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE         CUSIP
                                                                           SEE RERVERSE SIDE FOR
                                                                           CERTAIN DEFINITIONS

THIS CERTIFIES THAT




for value received


(the "Registered Holder") is the owner of the number of Units specified above, transferable only on the books of North Atlantic Acquisition Corp. (the "Corporation") by the Registered Holder thereof in person or by his or her duly authorized attorney, on surrender of this Unit Certificate properly endorsed.

Each Unit consists of one (1) share of the Corporation's Class A Common Stock, par value $.01 per share (the "Class A Stock"), and one (1) redeemable Class A Common Stock purchase warrant (the "Warrants") to purchase one (1) share of Class A Common Stock for $9.00 per share (subject to adjustment) at any time on or after the consummation of a Business Combination by the Corporation and before 5:00 P.M. New York time on July 2, 2002, (the "Expiration Date"). The terms of the Warrants are governed by a Warrant Agreement dated as of
        (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and re subject to the terms and provisions contained therein, all of which terms and provisions the Registered Holder of this Unit Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Corporation and are available to any Registered Holder on written request and without cost. The Warrant shall be void unless exercised before 5:00 P.M., New York time, on the Expiration Date.

This certificate is not valid unless countersigned and registered by the Transfer Agent, Warrant Agent, Warrant Agent and Registrar of the Corporation.

The Warrants and the shares of Class A Common Stock of the Corporation represented by this Unit Certificate shall be nondetachable and not separately transferable until such date as shall be determined by H.J. Meyers & Co., Inc. (the "Separation Date").

IN WITNESS WHEREOF, the Corporation has caused this Unit Certificate to be duly executed, manually or by facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted herein.

Dated:

By:                   By:


        [1995 DELAWARE NORTH ATLANTIC ACQUISITION CORP. CORPORATE SEAL]


       Secretary         David J. Mitchell, Chairman and Chief Executive Officer


Countersigned and Registered:
 AMERICAN STOCK TRANSFER & TRUST COMPANY
By                          Transfer Agent
                Warrant Agentand Registrar


                        Authorized Officer


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                        North Atlantic Acquisition Corp.

     This certificate certifies that for value received the Registered Holder hereby is entitled, at and after such time, as H.J. Meyers & Co., Inc. may determine that the Class A Common Stock and the Class A Warrants, which comprise the Units, shall be separately transferable (the "Separation Date") to exchange each Unit represented by this Unit Certificate for Class A Common Stock certificates representing one share of Class A Common Stock and one Class A Warrant Certificate representing one Class A Warrant upon surrender of this Unit Certificate to the Transfer Agent at the office of the Transfer Agent together with any documentation required by such Transfer Agent.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT - .......... Custodian ...........
                                                                 (Cust)               (Minor)
TEN ENT - as tenants by the entireties                           under Uniform Gifts to Minors

JT TEN  - as joint tenants with right                            Act ..........................
          of survivorship and not as                                         (State)
          tenants in common

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    Additional abbreviations may also be used though not in the above list.

     For value received, _________________ hereby sell, assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________

________________________________________________________________________________

________________________________________________________________________________
   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE.

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________________ Attorney
to transfer the said Shares on the books of the within named corporation with full power of substitution in the premises.

Dated: ___________________

                        ________________________________________________________
                NOTICE: THE ABOVE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE
                        NAME ON THE FACE OF THIS UNIT CERTIFICATE OR WITH THE
                        NAME OF THE ASSIGNEE APPEARING IN THE ASSIGNMENT FORM
                        ABOVE AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR
                        INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE
                        GUARANTEE MEDALLION PROGRAM.